UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

HOTH THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11

HOTH THERAPEUTICS, INC.
1177 Avenue of the Americas, 5th Floor, Suite 5066

New York, NY 10036

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON AUGUST 5, 2025

To the Shareholders of Hoth Therapeutics, Inc.:

The 2025 Annual Meeting of Shareholders (the “2025 Annual Meeting”) of Hoth Therapeutics, Inc., a Nevada corporation (the “Company,” “we,” “us,” or “our”), will be held on Tuesday, August 5, 2025, at 12:00 p.m. Eastern Time. The 2025 Annual Meeting will be a completely virtual meeting which will be conducted via live webcast. You will be able to attend the 2025 Annual Meeting by visiting www.virtualshareholdermeeting.com/HOTH2025.

In addition to voting by submitting your proxy prior to the 2025 Annual Meeting, you also will be able to vote your shares electronically during the 2025 Annual Meeting. Further details regarding the virtual meeting are included in the accompanying proxy statement. At the 2025 Annual Meeting, the holders of our outstanding common stock will act on the following matters:

1.	To elect members of the Company’s board directors (the “Board”) to serve for a one-year term to expire at the 2026 annual meeting of shareholders;

2.	To ratify the appointment of WithumSmith+Brown, PC (“Withum”) as our independent registered public accounting firm for the fiscal year ending December 31, 2025;

3.	To approve an amendment to the Hoth Therapeutics, Inc. Amended and Restated 2022 Omnibus Equity Incentive Plan (as amended, the “2022 Plan”) to increase the number of shares of common stock reserved for issuance thereunder to 3,091,317 shares from 1,091,317 shares (the “Plan Amendment”);

4.	Approve, on an advisory basis, of the frequency of an advisory vote on named executive officer compensation (Say-on-Frequency);

5.	Approve, on an advisory basis, of the 2024 compensation of our named executive officer (Say-on-Pay); and

6.	To transact such other business as may properly be brought before the 2025 Annual Meeting or any adjournment or postponement thereof.

Our Board unanimously recommends that you vote: “FOR” the election of our Board’s director nominees (Proposal 1); “FOR” the ratification of the appointment of Withum as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (Proposal 2); “FOR” the approval of the Plan Amendment (Proposal 3);  in the case of the advisory vote on the frequency of the named executive officer compensation vote, a vote “FOR” a frequency of “three years” of an advisory vote on named executive officer compensation (Proposal 4); and “FOR” the approval, on an advisory basis, of the 2024 compensation of our named executive officer disclosed in this proxy statement (Proposal 5).

Instead of mailing a printed copy of our proxy materials to all of our shareholders, we provide access to these materials via the Internet. This reduces the amount of paper necessary to produce these materials as well as the costs associated with mailing these materials to all shareholders. Accordingly, on or about June 16, 2025, we will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to all shareholders of record on our books at the close of business on June 13, 2025, the record date for the 2025 Annual Meeting, and will post our proxy materials on the website referenced in the Notice. As more fully described in the Notice, shareholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail, or electronically by email, on an ongoing basis.

If you are a shareholder of record, you may vote in one of the following ways:

●	Vote over the Internet, by going to www.proxyvote.com (have your Notice or proxy card in hand when you access the website);

●	Vote by Mail, if you received (or requested and received) a printed copy of the proxy materials, by returning the enclosed proxy card (signed and dated) in the envelope provided;

●	Vote by phone by calling 1-800-690-6903; or

●	Vote online at the 2025 Annual Meeting at www.virtualshareholdermeeting.com/HOTH2025.

If your shares are held in “street name,” meaning that they are held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

The 2025 Annual Meeting will be a virtual shareholder meeting, conducted via live audio webcast, through which you can submit questions and vote online. The 2025 Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/HOTH2025 and entering your 16-digit control number (included on the Notice mailed to you).

Whether or not you plan to attend the 2025 Annual Meeting virtually, we urge you to take the time to vote your shares.

If you have any questions or need assistance voting your shares, please call our proxy solicitor, Campaign Management:

Strategic Stockholder Advisor and Proxy Solicitation Agent

15 West 38th Street, Suite #747, New York, New York 10018

North American Toll-Free Phone:

1-844-410-4009

Email: info@campaign-mgmt.com

Call Collect Outside North America: +1 (212) 632-8422

By Order of the Board of Directors,

/s/ Robb Knie
Robb Knie
Chief Executive Officer, President and Chairman

New York, NY

June 16, 2025

HOTH THERAPEUTICS, INC.
1177 Avenue of the Americas, 5th Floor, Suite 5066

New York, NY 10036

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON AUGUST 5, 2025

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2025 Annual MEETING TO BE HELD ON TUESDAY, AUGUST 5, 2025

Copies of this proxy statement, the form of proxy card and the Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “2024 Annual Report”) are available without charge at www.ProxyVote.com, by telephone at 1-800-579-1639, by email to sendmaterial@proxyvote.com, or by notifying our Corporate Secretary, in writing, at Hoth Therapeutics, Inc., 1177 Avenue of the Americas, 5th Floor, Suite 5066, New York, NY 10036.

The board of directors (“Board” or “Board of Directors”) of Hoth Therapeutics, Inc. (“Company,” “we,” “us,” or “our”) is soliciting the enclosed proxy for use at its 2025 annual meeting of shareholders (the “2025 Annual Meeting” or “Annual Meeting”). The 2025 Annual Meeting will be held on August 5, 2025 at 12:00 p.m. Eastern Time, and will be a completely virtual meeting which will be conducted via live webcast. You will be able to attend the 2025 Annual Meeting by visiting www.virtualshareholdermeeting.com/HOTH2025.

On or about June 16, 2025, we will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders (other than those who previously requested electronic or paper delivery of proxy materials), directing shareholders to a website where they can access our proxy materials, including this proxy statement and the 2024 Annual Report, and view instructions on how to vote. If you would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive access to those materials via e-mail unless you elect otherwise.

TABLE OF CONTENTS

Page
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING	1
PROPOSAL 1: ELECTION OF DIRECTORS	6
CORPORATE GOVERNANCE	8
AUDIT COMMITTEE REPORT	13
EXECUTIVE OFFICERS	13
EXECUTIVE COMPENSATION	14
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	19
PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	21
PROPOSAL 3: AMENDMENT TO THE HOTH THERAPEUTICS, INC. AMENDED AND RESTATED 2022 OMNIBUS EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER	22
PROPOSAL 4: APPROVAL, ON AN ADVISORY BASIS, OF THE FREQUENCY OF AN ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION (SAY-ON-FREQUENCY)	30
PROPOSAL 5: APPROVAL, ON AN ADVISORY BASIS, OF THE 2024 COMPENSATION OF OUR NAMED EXECUTIVE OFFICER (SAY-ON-PAY)	31
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	31
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS	32
DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS	33
ANNUAL REPORT	33
OTHER MATTERS	33

i

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why did I Receive a Notice of Internet Availability of Proxy Materials in the Mail instead of a Full Set of Proxy Materials?

We are pleased to take advantage of the Securities and Exchange Commission (“SEC”) rule that allows companies to furnish their proxy materials over the Internet. Accordingly, we have sent to our shareholders of record a Notice of Internet Availability of Proxy Materials. Instructions on how to access the proxy materials over the Internet free of charge or to request a paper copy may be found in the Notice. Our shareholders may request to receive proxy materials in printed form by mail or electronically on an ongoing basis. A shareholder’s election to receive proxy materials by mail or electronically will remain in effect until the shareholder changes its election.

What Does it Mean if I Receive More than One Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.

How do I attend the Annual Meeting?

The Annual Meeting will be held virtually on August 5, 2025, at 12:00 p.m. Eastern Time at www.virtualshareholdermeeting.com/HOTH2025. Information on how to vote at the Annual Meeting is discussed below.

Who May Attend the Annual Meeting?

Only record holders and beneficial owners of our common stock, or their duly authorized proxies, may attend the Annual Meeting. If your shares of common stock are held in street name, you will need to bring a copy of a brokerage statement or other documentation reflecting your stock ownership as of the Record Date (as defined herein).

Who is Entitled to Vote?

The Board has fixed the close of business on June 13, 2025 as the record date (the “Record Date”) for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. On the Record Date, there were 13,208,915 shares of common stock issued and outstanding. Each share of common stock represents one vote that may be voted on each proposal that may come before the Annual Meeting.

What is the Difference Between Holding Shares as a Record Holder and as a Beneficial Owner (Holding Shares in Street Name)?

If your shares are registered in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are the “record holder” of those shares. If you are a record holder, these proxy materials have been provided directly to you by the Company.

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials have been forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct this organization on how to vote your shares.

What am I Voting on?

There are five matters scheduled for a vote:

1.	To elect five members to our Board of Directors to serve for a one-year term to expire at the 2026 annual meeting of shareholders;

2.	To ratify the appointment of WithumSmith+Brown, PC (“Withum”) as our independent registered public accounting firm for our fiscal year ending December 31, 2025;

3.	To approve an amendment to the Hoth Therapeutics, Inc. Amended and Restated 2022 Omnibus Equity Incentive Plan (as amended, the “2022 Plan”) to increase the number of shares of common stock reserved for issuance thereunder to 3,091,317 shares from 1,091,317 shares (the “Plan Amendment”);

4.	Approve, on an advisory basis, of the frequency of an advisory vote on named executive officer compensation (Say-on-Frequency); and

5.	Approve, on an advisory basis, of the 2024 compensation of our named executive officer (Say-on-Pay).

What if another matter is properly brought before the Annual Meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the person named in the accompanying proxy to vote on those matters in accordance with his best judgment.

How Do I Vote?

Shareholders of Record

For your convenience, record holders of our common stock have four methods of voting:

1.	Vote over the Internet, by going to www.proxyvote.com (have your Notice or proxy card in hand when you access the website);

2.	Vote by Mail, if you received (or requested and received) a printed copy of the proxy materials, by returning the enclosed proxy card (signed and dated) in the envelope provided;

3.	Vote by phone by calling 1-800-690-6903; or

4.	Vote online at the 2025 Annual Meeting at www.virtualshareholdermeeting.com/HOTH2025.

Beneficial Owners of Shares Held in Street Name

If you are the beneficial owner of shares held in street name through a bank, broker or other nominee, you may not vote your shares virtually at the 2025 Annual Meeting unless you obtain a “legal proxy” from the bank, broker or nominee that holds your shares, giving you the right to vote the shares virtually at the 2025 Annual Meeting. A voting instruction card has been provided to you by your broker, bank or other nominee describing how to vote your shares. If you receive a voting instruction card, you can vote by completing and returning the voting instruction card. Please be sure to mark your voting choices on your voting instruction card before you return it. You may also be able to vote via the Internet or by telephone. Please refer to the instructions provided with your voting instruction card for information about voting.

As a beneficial owner, you may direct your broker, bank, fiduciary, custodian, or other nominee how to vote shares they hold on your behalf. If that organization is not given specific directions on how to vote, your shares held in the name of that organization may not be voted, which is sometimes referred to as a “broker non-vote.” New York Stock Exchange Rule 452.11 prohibits brokers and other organizations holding shares on your behalf from voting uninstructed shares on certain matters deemed to be “non-routine”. Brokers and other organizations may, however, vote your uninstructed shares for proposals that are considered “routine.”

Brokers may reach conclusions regarding the ability to vote your shares on a given proposal that differ from our expectations expressed in this proxy statement. As a result, we urge you to direct your broker, bank, fiduciary, custodian, or other nominee how to vote your shares on all proposals to ensure that your vote is counted.

All shares entitled to vote on a matter and represented by a properly completed and executed proxy received before the Annual Meeting and not revoked will be voted at the Annual Meeting as instructed in a proxy delivered before the Annual Meeting. If you do not indicate how your shares should be voted on a matter, we expect that the shares represented by your properly completed and executed proxy will be voted as the Board recommends on routine proposals, with regard to any other matters that may be properly presented at the Annual Meeting and on all matters incident to the conduct of the Annual Meeting for which your broker, bank, fiduciary, custodian, or other nominee concludes it is entitled to vote your uninstructed shares. If you are a registered shareholder and attend the Annual Meeting, you may deliver your completed proxy card in person. If you are a street name shareholder and wish to vote at the Annual Meeting, you will need to obtain a proxy form from the institution that holds your shares. All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How Many Votes do I Have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on the Record Date.

Is My Vote Confidential?

Yes, your vote is confidential. Only the inspector of election, individuals who help with processing and counting your votes and persons who need access for legal reasons will have access to your vote. This information will not be disclosed, except as required by law.

What Constitutes a Quorum?

To carry on business at the Annual Meeting, we must have a quorum. A quorum is present when holders of one-third of the shares entitled to vote as of the Record Date, are represented in person or by proxy. Thus, 4,402,972 shares must be represented in person or by proxy to have a quorum at the Annual Meeting. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. Shares owned by us are not considered outstanding or considered to be present at the Annual Meeting. If a quorum is not present by attendance at the 2025 Annual Meeting or represented by proxy, the shareholders present by attendance at the meeting or by proxy may adjourn the 2025 Annual Meeting until a quorum is present.

How Will my Shares be Voted if I Give No Specific Instruction?

With regard to shares that are not held in street name, shares must be voted as a shareholder has instructed. If there is a matter on which a shareholder of record has given no specific instruction but has authorized us generally to vote its shares on its behalf, they will be voted as follows:

1.	“FOR” the election of each of the five director nominees to our Board of Directors to serve for a one-year term to expire at the 2025 annual meeting of shareholders;

2.	“FOR” the ratification of the appointment of Withum as our independent registered public accounting firm for our fiscal year ending December 31, 2025;

3.	“FOR” the approval of the Plan Amendment;

4.	“FOR” a frequency of “three years” in the case of the advisory vote on the frequency of the named executive officer compensation vote; and

5.	“FOR” the approval, on an advisory basis, of the 2024 compensation of our named executive officer disclosed in this proxy statement.

This authorization would exist, for example, if a shareholder of record merely signs, dates and returns the proxy card but does not indicate how its shares are to be voted on one or more proposals. If other matters properly come before the Annual Meeting and you do not provide specific voting instructions, your shares will be voted at the discretion of the proxy.

If your shares are held in street name, we expect that banks, brokers and other such holders of record will vote shares as you have instructed. Please see “What is a Broker Non-Vote?” below regarding the ability of banks, brokers and other such holders of record to vote the uninstructed shares of their customers or other beneficial owners.

How are Votes Counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the election of directors, “FOR,” “AGAINST” abstentions and broker non-votes; with respect to proposals 2, 3 and 5 votes “FOR” and “AGAINST,” abstentions and broker non-votes; and, with respect to proposal 4, votes for “1 year,” “2 years,” “3 years,” abstentions and broker non-votes.

What is a Broker Non-Vote?

If your shares are held in street name, we urge you to instruct the organization who holds your shares how to vote your shares. If you sign your proxy card but do not provide instructions on how your broker should vote on “routine” proposals, your broker may vote your shares as recommended by the Board. If you do not provide voting instructions, we expect that your shares will not be voted on any “non-routine” proposals. This vote is called a “broker non-vote.” Because broker non-votes are not considered to be entitled to vote at the Annual Meeting, we expect that broker non-votes will not be included in the tabulation of the voting results of any of the “non-routine” proposals and, therefore, will have no effect on the voting results of such proposals.

We expect that brokers, banks, fiduciaries, custodians, or other nominees holding shares in street name for beneficial owners will not use discretionary authority to vote shares on (i) the election of directors, (ii) the Plan Amendment, (iii) approval, on an advisory basis, of the frequency of an advisory vote on named executive officer compensation, and (iv) approval, and on an advisory basis, of the 2024 compensation of our named executive officer, if they have not received instructions from the beneficial owners. Please submit your vote instruction form so your vote is counted.

What is an Abstention?

An abstention is a shareholder’s affirmative choice to decline to vote on a proposal. Our Amended and Restated Bylaws, as amended (“Bylaws”), provide that an action of our shareholders (other than the election of directors) is only approved if a majority of the number of shares of stock present and entitled to vote thereon vote in favor of such action.

How Many Votes are Needed for Each Proposal to Pass?

Proposal	Vote Required
Election of each of the five director nominees to our Board of Directors	Plurality of the votes cast (the five directors nominees receiving the most “FOR” votes).

Ratification of the appointment of Withum as our independent registered public accounting firm for our fiscal year ending December 31, 2025	A majority of the votes entitled to vote thereon and present at the Annual Meeting.

Approval of the Plan Amendment	A majority of the votes entitled to vote thereon and present at the Annual Meeting.

Approval, on an advisory basis, of the frequency of an advisory vote on named executive officer compensation (Say-on-Frequency);

The voting frequency option that receives the highest number of votes cast by shareholders will be deemed the frequency for the advisory vote on executive compensation that has been selected by shareholders.

Approval, on an advisory basis, of the 2024 compensation of our named executive officer (Say-on-Pay)	A majority of the votes entitled to vote thereon and present at the Annual Meeting.

What Are the Voting Procedures?

In voting by proxy with regard to the election of directors, you may vote “for,” “against” or “abstain” as to each nominee. With regard to proposals 2, 3, 5 and 6, you may vote “for,” “against” or “abstain” for each proposal. With regard to proposal 4, you may vote for “1 year,” “2 years,” “3 years,” or “abstain”. You should specify your respective choices on the accompanying proxy card or your vote instruction form.

Is My Proxy Revocable?

You may revoke your proxy and reclaim your right to vote at any time before your proxy is voted by giving written notice to the Corporate Secretary of Hoth Therapeutics, Inc., by delivering a properly completed, later-dated proxy card or vote instruction form or by voting in person at the Annual Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: Hoth Therapeutics, Inc., 1177 Avenue of the Americas, 5th Floor, Suite 5066, New York, NY 10036. Your most current proxy card or Internet proxy is the one that will be counted.

Who is Paying for the Expenses Involved in Preparing and Mailing this Proxy Statement?

All of the expenses involved in preparing, assembling and mailing these proxy materials and all costs of soliciting proxies will be paid by us. In addition to the solicitation by mail, proxies may be solicited by our officers and other employees by telephone or in person. Such persons will receive no compensation for their services other than their regular salaries. Furthermore, we have retained Campaign Management as our proxy solicitation agent in connection with the solicitation of proxies for the Annual Meeting at an approximate cost of $8,500, plus reimbursement of expenses. If you have any questions or require any assistance with completing your proxy, please contact Campaign Management by telephone (toll-free within North America) at 1-844-410-4009 or (call collect outside North America) at 1-212-632-8422 or by email at info@campaign-mgmt.com. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in forwarding solicitation materials.

Do I Have Dissenters’ Rights of Appraisal?

Our shareholders do not have appraisal rights with respect to the matters to be voted upon at the Annual Meeting.

How can I Find out the Results of the Voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be disclosed in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K with the SEC within four business days after the Annual Meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.

When are Shareholder Proposals Due for the 2026 Annual Meeting?

Shareholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2026 annual meeting of shareholders (the “2026 Annual Meeting”) must submit the proposal to us at our corporate headquarters no later than February 16, 2026, which proposal must be made in accordance with the provisions of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In the event the date of the 2026 Annual Meeting has been changed by more than 30 days from the date of the 2025 Annual Meeting, shareholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2026 Annual Meeting must submit the proposal to us at our corporate headquarters no later than a reasonable time before we begin to print and send our proxy materials for our 2026 Annual Meeting.

Shareholders who intend to present a proposal at our 2026 Annual Meeting without inclusion of the proposal in our proxy materials are required to provide notice of such proposal to our Corporate Secretary so that such notice is received by our Corporate Secretary at our principal executive office on or after April 7, 2026 but no later than May 7, 2026; provided, however, in the event that the 2026 Annual Meeting occurs on a date that is not within 25 days before or after the anniversary date of the 2025 Annual Meeting, notice of such proposal must be received by our Corporate Secretary no later than the close of business on the 10th day following the day on which such notice of the date of the 2026 Annual Meeting is mailed or public disclosure of the date of the 2026 Annual Meeting is made, whichever first occurs.

In order for shareholders to give timely notice under the universal proxy rules of an intent to solicit proxies in support of director nominees other than our nominees for the 2026 Annual Meeting, notice must be submitted by June 6, 2026; provided, however, in the event that the date of the 2026 Annual Meeting has changed by more than 30 calendar days from the anniversary date of the 2025 Annual Meeting, then notice of such proxy solicitation must be provided by the later of 60 days prior to the date of the 2026 Annual Meeting or the 10th calendar day following the day on which a public announcement of the date of the 2026 Annual Meeting is first made by us and such notice must include all the information required by Rule 14a-19(b) under the Exchange Act and such shareholders must comply with all of the requirements of Rule 14a-19 under the Exchange Act.

Shareholders are also advised to review our Bylaws, which contain additional requirements relating to shareholder proposals and director nominations, including who may submit them and what information must be included.

We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Do the Company’s Officers and Directors have an Interest in Any of the Matters to Be Acted Upon at the Annual Meeting?

Our directors have an interest in Proposal 1 (election of directors). In addition, our officers and directors may be the recipient of future awards under the 2022 Plan and, as such, have an interest in Proposal 3 (the Plan Amendment). Our named executive officer has an interest in Proposal 4 (Say-on-Frequency) and Proposal 5 (Say-on-Pay). Directors and executive officers of the Company do not have any interest in Proposal 2 (auditor ratification).

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board currently consists of five directors, and their terms will expire at the 2025 Annual Meeting. Directors are elected at the annual meeting of shareholders each year and hold office until their resignation or removal or their successors are duly elected and qualified.

Robb Knie, David Sarnoff, Wayne Linsley, Jeff Pavell and Chris Camarra have each been nominated to serve as directors and have agreed to stand for election. If the nominees are elected at the 2025 Annual Meeting, then each nominee will serve for a one-year term expiring at the 2026 Annual Meeting and until his successor is duly elected and qualified.

Under our Bylaws, a plurality of the votes cast at the 2025 Annual Meeting is required to elect a nominee as a director. With respect to Proposal 1, you may vote FOR, AGAINST or ABSTAIN with respect to each director nominee. Any nominee receiving more votes FOR than AGAINST will be elected. If you ABSTAIN, your shares will be counted as present and entitled to vote for purposes of establishing a quorum but will not be counted for purposes of determining the number of votes cast. Proposal 1 is a non-discretionary matter. Therefore, if your shares are held by your brokerage firm, bank or other nominee in “street name” and you do not timely provide voting instructions with respect to your shares, we expect that your brokerage firm, bank or other nominee will not vote your shares on Proposal 1. Shares held in “street name” by banks, brokerage firms, or nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 1 will not be counted as votes FOR or AGAINST any nominee. As a result, such “broker non-votes” or voting to ABSTAIN will have no effect on the voting results of Proposal 1.

If no contrary indication is made, with the potential exception of proxies submitted for shares held in street name, proxies will be voted “FOR” Robb Knie, David Sarnoff, Wayne Linsley, Jeff Pavell and Chris Camarra or, in the event that any such individual is unable to serve as a director at the time of the election (which is not currently expected), for any nominee who is designated by our Board to fill the vacancy.

Recommendation of our Board

Our Board unanimously recommends that the shareholders vote “FOR” the election of all of our director nominees at the 2025 Annual Meeting.

Nominees for Election to the Board

Nominee	Age as of the Record Date	Position(s)
Robb Knie	56	President, Chief Executive Officer and Chairman
David Sarnoff	57	Director
Wayne Linsley	68	Director
Jeff Pavell	58	Director
Chris Camarra	44	Director

Nominees for Election to the Board for a Term Expiring at the 2026 Annual Meeting of Shareholders

Robb Knie

Robb Knie has served as President and Chief Executive Officer and as a director of the Company since May 2017 and served as our principal financial and accounting officer from June 2018 until March 2019. From October 2020 to January 2023, Mr. Knie served as the Chief Executive Officer, Chief Financial Officer and chairman of the board of directors of FoxWayne Enterprises Acquisition Corp. (“FoxWayne”), a special purpose acquisition corporation. Mr. Knie served as the President of Lifeline Industries Inc. since its inception in 1995. From 2002 to 2010 he was a Semiconductor Analyst for PAW Partners. From 1993 until 1995, Mr. Knie served as Northeast Regional Manager of American Express Financial Advisors. Mr. Knie has served as a board member for Nasdaq-listed companies. He has been featured on Bloomberg, The Wall Street Journal and Forbes Magazine as an Independent Equity Analyst. Mr. Knie has over 20 years of equity markets experience. Mr. Knie has been a member of the American Chemical Society, Institute of Electrical and Electronics Engineers, as well as The National Alliance for Youth Sports. We believe that Mr. Knie is qualified to serve as a director because of his business and leadership experience and experience as a board member of public companies in the healthcare industry.

David Sarnoff

David Sarnoff has served as a director of the Company since August 2018. Since May 2015, Mr. Sarnoff has served as the founder and Principal of Sarnoff Group, LLC, and since January 2019, he has served as the Director of Strategic Partnerships and Executive Leadership Coach at Loeb Leadership. In addition, since December 2021, Mr. Sarnoff has served as Adjunct Faculty at iCoach Global (formally known as iCoach New York) with respect to a professional coaching program affiliated with the Zicklin School of Business at Baruch College. From October 2003 until May 2015, Mr. Sarnoff served as the co-founder and Principal of Morandi, Taub & Sarnoff LLC, an executive search firm, and from July 1998 until October 2003 he served as a Legal Recruiter for Schneider Legal Search, Inc. From August 1994 until July 1998, Mr. Sarnoff served as a litigation associate attorney at Wachtel Missry LLP (formerly known as Gold & Wachtel LLP). Since July 2018, Mr. Sarnoff has served as a member of the advisory committee of the New Jersey Association of School Resource Officers. From January 2015 until January 2018, Mr. Sarnoff served as board President of Fort Lee Board of Education and served as a board member from January 2013 through January 2019. In September of 2020, Mr. Sarnoff was appointed to a three-year term on the Diversity, Equity & Inclusion Committee of the New York City Bar Association, and in September 2022, he was appointed as Co-Chair of that committee. Mr. Sarnoff received his Juris Doctor from Rutgers University School of Law and his Bachelor of Arts from Hofstra University. Mr. Sarnoff is admitted to the New York and New Jersey (retired status) state bars. We believe that Mr. Sarnoff is qualified to serve as a director because of his legal experience as well as his extensive experience in executive leadership and business development.

Wayne Linsley

Wayne D. Linsley has served as a director of the Company since April 2020. Mr. Linsley has been in business management for over 40 years. He possesses a wide and varied skillset including sales and sales management, finance (for both public and private companies), accounting, audit support and financial reporting. He has a bachelor’s in business administration from Siena College in Loudonville, New York. From 2009 to September 2021, he worked for a financial reporting firm that works with publicly traded companies. He has extensive knowledge of financial statements, MD&A, SEC filings (10-K, 10-Q, 8-K, etc.), Edgar, etc. He often negotiated on behalf of clients in such areas as audit fees, transfer agents, Edgar companies, etc. He currently serves as an independent director for DatChat Inc. (Nasdaq: DATS), serving as the chair of its audit committee, compensation committee and nominating and corporate governance committee, and Silo Pharma, Inc. (Nasdaq: SILO) serving as the chair of its audit committee and compensation committee. We believe Mr. Linsley is qualified to serve as a member of the Board because of his business management experience.

Jeff Pavell

Jeff Pavell has served as a director of the Company since December 2022. Since January 2017, Dr. Pavell has served as Chief of Rehabilitation Medicine at Englewood Health, and since November 2021, he has been on the teaching staff at New York-Presbyterian. In addition, since December 2020 he has been on the teaching staff at Hackensack Meridian School of Medicine at Seton Hall. Furthermore, since 2010, Dr. Pavell has served as a partner at Patient Care Associates, an outpatient surgical center, and since 2002, he has served as a Partner at the Physical Medicine and Rehabilitation Center, a private medical practice serving patients with spine, sports and occupational injuries. Dr. Pavell is a Board-Certified physician specializing in the field of physical medicine and rehabilitation. Dr. Pavell is also certified in pain medicine and specializes in the most advanced non-operative treatments for spine, sports and interventional pain medicines. Dr. Pavell received his Bachelor of Arts from Johns Hopkins University and his D.O. degree with honors from the New York College of Osteopathic Medicine. From January 2021 to January 2023, Dr. Pavell served as a member of the board of directors as well as chairman of the audit committee and a member of the compensation committee of FoxWayne, a special purpose acquisition corporation. Furthermore, since September 2022, Dr. Pavell has served as a director of Silo Pharma, Inc. (Nasdaq: SILO) as well as a member of the audit committee, compensation committee and chair of the nominating and corporate governance committee. We believe that Dr. Pavell is qualified to serve as a director due to his extensive experience practicing in the healthcare industry as well as his prior experience serving as a director for other public companies.

Chris Camarra

Chris Camarra has served as a director of the Company since May 2025. In addition, he has served as the Executive Vice President, Communications of TC BioPharm Limited (Nasdaq: TCBP), a clinical-stage biopharmaceutical company, since January 2022, and the President of CMC Ventures, LLC, a strategic communications firm, since 2010. He previously served as a Partner at Capital Markets Group, LLC, Investor Relations Manager at Atari and Financial Managing Associate at EY. From 2021 through 2024, Mr. Camarra served as a member of the board of 3DX Industries Inc., a precision manufacturing company. Mr. Camarra received his Bachelor of Arts and Sciences in communication studies and business administration from West Virginia University. The Company believes that Mr. Camarra is qualified to serve as a director of the Company because of his more than ten years of public markets experience as well as his prior experience serving as a director for other companies.

Family Relationships

There are no family relationships among any of our executive officers or directors.

Arrangements Between Officers and Directors

Except as set forth herein, to our knowledge, there is no arrangement or understanding between any of our officers or directors and any other person pursuant to which the officer or director was selected to serve as an officer or director.

Involvement in Certain Legal Proceedings

We are not aware of any of our directors or officers being involved in any legal proceedings in the past ten years relating to any matters in bankruptcy, insolvency, criminal proceedings (other than traffic and other minor offenses), or being subject to any of the items set forth under Item 401(f) of Regulation S-K.

CORPORATE GOVERNANCE

General

We believe that good corporate governance is important to ensure that our Company is managed for the long-term benefit of our shareholders. This section describes key corporate governance practices that we have adopted. We have adopted a Code of Business Conduct and Ethics which applies to all of our officers, directors and employees and charters for our audit committee, our compensation committee and our nominating and corporate governance committee. We have posted copies of our Code of Business Conduct and Ethics, as well as each of our committee charters, on the Corporate Governance page of the Investors/Media section of our website, www.hoththerapeutics.com, which you can access free of charge. Information contained on the website is not incorporated by reference in, or considered part of, this proxy statement.

We will also provide copies of these documents as well as our other corporate governance documents, free of charge, to any shareholder upon written request to Hoth Therapeutics, Inc., 1177 Avenue of the Americas, 5th Floor, Suite 5066, New York, NY 10036, Attn: Corporate Secretary.

Director Independence

Our Board of Directors has determined that a majority of the Board consists of members who are currently “independent” as that term is defined under Nasdaq Listing Rule 5605(a)(2). The Board considers Wayne Linsley, David Sarnoff, Jeff Pavell and Chris Camarra to be “independent.”

Board Leadership Structure and Role in Risk Oversight

The Company does not have a formal policy regarding the separation of its Chair and Chief Executive Officer positions. Robb Knie serves as Chairman of the Board and Chief Executive Officer of the Company. Due to the size of our Company, we believe that this structure is appropriate. We believe that the fact that four of the five members of the Board are independent reinforces the independence of the Board in its oversight of our business and affairs, and provides for objective evaluation and oversight of management’s performance, as well as management accountability. Furthermore, the Board believes that Mr. Knie is best situated to serve as Chairman because he is the director most familiar with the Company’s business and industry and is also the person most capable of effectively identifying strategic priorities and leading the discussion and execution of corporate strategy. In addition, the Board believes that the combined role of Chairman and Chief Executive Officer strengthens the communication between the Board and management. Further, as the individual with primary responsibility for managing day-to-day operations, Mr. Knie is best positioned to chair regular Board meetings and ensure that key business issues and risks are brought to the attention of our Board. We therefore believe that the creation of a lead independent director position is not necessary at this time.

Board and Committee Meetings and Attendance

The Board of Directors and its committees meet regularly throughout the year and also hold special meetings and act by written consent from time to time. During the 2024 fiscal year, the Board of Directors held two meetings. In addition, our audit committee held four meetings. Our compensation committee and nominating and corporate governance committee did not hold any meetings during the 2024 fiscal year. During the 2024 fiscal year, none of our directors attended fewer than 75% of the aggregate of the total number of meetings held by the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which he served. The independent members of the Board of Directors also meet separately without management directors on a regular basis to discuss such matters as the independent directors consider appropriate.

Committees of Our Board of Directors

Our Board of Directors directs the management of our business and affairs, as provided by Nevada law, and conducts its business through meetings of the Board of Directors and its standing committees. We have a standing audit committee, compensation committee and nominating and corporate governance committee. In addition, from time to time, special committees may be established under the direction of the Board of Directors when necessary to address specific issues.

Our Board of Directors has determined that all of the members of the audit committee, the compensation committee and the nominating and corporate governance committee are independent as defined under the applicable rules of The Nasdaq Capital Market, including, in the case of all of the members of our audit committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act. In making such determination, the Board of Directors considered the relationships that each director has with our Company and all other facts and circumstances that the Board of Directors deemed relevant in determining director independence, including the beneficial ownership of our capital stock by each director.

Audit Committee

Our audit committee is responsible for, among other things:

●	approving and retaining the independent registered public accounting firm to conduct the annual audit of our consolidated financial statements;

●	reviewing the proposed scope and results of the audit;

●	reviewing and pre-approval of audit and non-audit fees and services;

●	reviewing accounting and financial controls with the independent registered public accounting firm and our financial and accounting staff;

●	reviewing and approving transactions between us and our directors, officers and affiliates;

●	establishing procedures for complaints received by us regarding accounting matters;

●	overseeing internal audit functions, if any; and

●	preparing the report of the audit committee that the rules of the SEC require to be included in our annual meeting proxy statement.

During the fiscal year ended December 31, 2024, our audit committee consisted of Wayne Linsley, David Sarnoff and Graig Springer, with Wayne Linsley serving as chair. As of the Record Date, our audit committee consists of Wayne Linsley, David Sarnoff and Chris Camarra, with Wayne Linsley serving as chair. Each member of our audit committee meets the financial literacy requirements of the Nasdaq rules. In addition, our Board of Directors has determined that Wayne Linsley qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.

Our Board of Directors adopted a written charter for the audit committee, which is available on our website at www.hoththerapeutics.com.

Compensation Committee

Our compensation committee is responsible for, among other things:

●	reviewing and recommending the compensation arrangements for management, including the compensation for our president and chief executive officer;

●	establishing and reviewing general compensation policies with the objective to attract and retain superior talent, to reward individual performance and to achieve our financial goals;

●	administering our stock incentive plans and Clawback Policy; and

●	preparing the report of the compensation committee that the rules of the SEC require to be included in our annual meeting proxy statement.

During the fiscal year ended December 31, 2024, our compensation committee consisted of Wayne Linsley, Graig Springer and Jeff Pavell, with Wayne Linsley serving as chair.  As of the Record Date, our compensation committee consists of Wayne Linsley, Jeff Pavell and Chris Camarra with Wayne Linsley serving as chair.

Our Board of Directors adopted a written charter for the compensation committee, which is available on our website at www.hoththerapeutics.com.

Nominating and Governance Committee

Our nominating and governance committee is responsible for, among other things:

●	identifying and nominating members of the Board of Directors;

●	developing and recommending to the Board of Directors a set of corporate governance principles applicable to our Company; and

●	overseeing the evaluation of our Board of Directors.

During the fiscal year ended December 31, 2024, our nominating and corporate governance committee consisted of Wayne Linsley, Graig Springer and David Sarnoff, with Graig Springer serving as chair.  As of the Record Date, our nominating and corporate governance committee consists of Wayne Linsley, David Sarnoff and Chris Camarra, with Wayne Linsley serving as chair.

Our Board of Directors adopted a written charter for the nominating and corporate governance committee, which is available on our website at www.hoththerapeutics.com.

Director Nominations Process

Our nominating and corporate governance committee is responsible for recommending candidates to serve on the Board and its committees. In considering whether to recommend any particular candidate to serve on the Board or its committees or for inclusion in the Board’s slate of recommended director nominees for election at the annual meeting of shareholders, the nominating and corporate governance committee considers the criteria set forth in the nominating and corporate governance committee charter. Specifically, the nominating and corporate governance committee may take into account many factors, including personal and professional integrity, experience relevant to the Company’s industry, diversity of background and perspective including, but not limited to, with respect to gender and ethnicity and any other relevant qualifications, attributes or skills.

We consider diversity a factor in identifying director nominees, but do not have a formal diversity policy. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure. In determining whether to recommend a director for re-election, the nominating and corporate governance committee may also consider potential conflicts of interest with the candidates, other personal and professional pursuits, the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

In identifying prospective director candidates, the nominating and corporate governance committee may seek referrals from other members of the Board or shareholders. The nominating and corporate governance committee also may, but need not, retain a third-party search firm in order to assist it in identifying candidates to serve as directors of the Company. The nominating and corporate governance committee uses the same criteria for evaluating candidates regardless of the source of the referral or recommendation. When considering director candidates, the nominating and corporate governance committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board’s effectiveness.

The nominating and corporate governance committee will also consider potential nominees submitted by shareholders in accordance with the procedures set forth in our Bylaws and other processes adopted from time to time for submission of director nominees by shareholders, and such candidates will be considered and evaluated under the same criteria described above. Shareholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Corporate Secretary, Hoth Therapeutics, Inc., 1177 Avenue of the Americas, 5th Floor, Suite 5066, New York, NY 10036.

Scientific Advisory Board

In July 2017, our Board of Directors formed a Scientific Advisory Board (formerly known as the Technology Advisory Board). As of the Record Date, the members of such board are as follows: (i) Dr. Mario Lacouture, Dr. William Weglicki and Dr. Adam Friedman as Medical Doctor members and (ii) Dr. Glenn Cruse, Dr. Carla Yuede, Dr. John Cirrito and Sergio Traversa as Non-Medical Doctor members.

Code of Business Conduct and Ethics

We adopted a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code is posted on our website at www.hoththerapeutics.com. Disclosure regarding any amendments to, or waivers from, provisions of the Code of Business Conduct and Ethics that apply to our directors, principal executive and financial officers will be posted on the Corporate Governance page of the Investors/Media section of our website at www.hoththerapeutics.com or will be included in a Current Report on Form 8-K, which we will file within four business days following the date of the amendment or waiver.

Insider Trading Policy and Anti-hedging

We have adopted an Insider Trading Policy that applies to our officers, directors and all other employees (including temporary employees) of, or consultants to, the Company or its subsidiaries, as well as family members of such persons. As part of our Insider Trading Policy, all of our officers, directors, employees and consultants and family members or others sharing a household with any of the foregoing or that may have access to material non-public information regarding our Company are prohibited from engaging in short sales of our securities, any hedging or monetization transactions involving our securities and in transactions involving puts, calls or other derivative securities based on our securities. Our Insider Trading Policy further prohibits such persons from purchasing our securities on margin, borrowing against any account in which our securities are held or pledging our securities as collateral for a loan unless pre-cleared by our Insider Trading Compliance Officer. We believe that our insider trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to our Company. As of December 31, 2024, none of our directors or executive officers had pledged any shares of our common stock.

Director Attendance at Annual Meetings

Our policy is that directors should attend our annual meetings of shareholders. All of our then-current directors attended our 2024 annual meeting of shareholders.

Shareholder Communications with our Board

Shareholders and other interested persons seeking to communicate with our Board must submit their written communications to our Corporate Secretary at Hoth Therapeutics, Inc., 1177 Avenue of the Americas, 5th Floor, Suite 5066, New York, New York 10036. Such communications must include the number of Company securities owned, beneficially or otherwise, by the person issuing the communication. Depending on the subject matter of the communication, our Corporate Secretary will do one of the following:

●	forward the communication to the Board or any individual member of our Board to whom any communication is specifically addressed;

●	attempt to handle the inquiry directly, for example where it is a request for information about our Company or it is a stock related matter; or

●	not forward the communication if it is primarily commercial in nature, if it relates to an improper or irrelevant topic, or if it is unduly hostile, threatening, illegal or otherwise inappropriate.

Our Board (and any individual director to whom the communication was specifically addressed) will determine what further steps are appropriate depending on the facts and circumstances outlined in the communication.

Non-Employee Director Compensation

The following table presents the total compensation for each person who served as a non-employee member of our Board and received compensation for such service during the fiscal year ended December 31, 2024. Other than as set forth in the table and described more fully below, we did not pay any compensation, make any equity awards or non-equity awards to, or pay any other compensation to any of the non-employee members of our Board in 2024.

Name	Fees earned or paid in cash ($)	Stock Awards ($)	Option Awards ($)(1)(2)	Non-Equity Incentive Plan Compensation ($)	Nonqualified deferred compensation earnings ($)	All Other Compensation ($)	Total ($)
Jeff Pavell	50,000	-	43,355	-	-	-	93,355
David Sarnoff	50,000	-	43,355	-	-	-	93,355
Graig Springer	50,000	-	43,355	-	-	-	93,355
Wayne Linsley	50,000	-	43,355	-	-	-	93,355

(1)	Amounts reported represent the aggregate grant date fair value for option awards granted in each respective year in accordance with FASB ASC Topic 718, excluding the effect of forfeitures. See Note 6, “Stockholders’ Equity” in the notes to the Company’s consolidated financial statements for the fiscal year ended 2024 included in the 2024 Annual Report for more information regarding the Company’s accounting for share-based compensation plans.

(2)	On January 5, 2024, Jeff Pavell was granted ten-year options to purchase up to 25,000 shares of the Company’s common stock at an exercise price of $1.36, which options vested in full upon grant, and on August 19, 2024, he was granted additional ten-year options to purchase up to 25,000 shares of the Company’s common stock at an exercise price of $0.7548, which options vested in full upon grant.

On January 5, 2024, David Sarnoff was granted ten-year options to purchase up to 25,000 shares of the Company’s common stock at an exercise price of $1.36, which options vested in full upon grant, and on August 19, 2024, he was granted additional ten-year options to purchase up to 25,000 shares of the Company’s common stock at an exercise price of $0.7548, which options vested in full upon grant.

On January 5, 2024, Graig Springer was granted ten-year options to purchase up to 25,000 shares of the Company’s common stock at an exercise price of $1.36, which options vested in full upon grant, and on August 19, 2024, he was granted additional ten-year options to purchase up to 25,000 shares of the Company’s common stock at an exercise price of $0.7548, which options vested in full upon grant. Graig Springer resigned as a director of the Company effective as of April 15, 2025, and his vested but unexercised options shall terminate 90 days from the date he ceased to be a director of the Company.

On January 5, 2024, Wayne Linsley was granted ten-year options to purchase up to 25,000 shares of the Company’s common stock at an exercise price of $1.36, which options vested in full upon grant, and on August 19, 2024, he was granted additional ten-year options to purchase up to 25,000 shares of the Company’s common stock at an exercise price of $0.7548, which options vested in full upon grant.

Non-Employee Director Compensation Policy

Our directors receive $50,000 cash compensation per year for their service on the Board, as well as reimbursement for out-of-pocket expenses with respect to such directors’ attendance at meetings of the Board of the Company.

Committee chairs receive an additional one-time $6,000 cash compensation upon appointment for their added services in such roles.

AUDIT COMMITTEE REPORT

The primary purpose of the audit committee is to oversee our financial reporting processes on behalf of our Board. The audit committee’s functions are more fully described in its charter, which is available on our website at www.hoththerapeutics.com.

In the performance of its oversight function, the audit committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2024 with management and with our independent registered public accounting firm. In addition, the audit committee has discussed the matters required to be discussed by the statement on Auditing Standards No. 1301, as amended, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Release No. 2012-004, with WithumSmith+Brown, PC, our independent registered public accounting firm for the fiscal year ended December 31, 2024. The audit committee has also received and reviewed the written disclosures and the letter from WithumSmith+Brown, PC required by the applicable requirements of the Public Company Accounting Oversight Board and has discussed with WithumSmith+Brown, PC their independence from us.

Based on the review and discussions referenced above, the audit committee recommended to our Board that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Audit Committee:

Wayne Linsley (Chair)

David Sarnoff

The foregoing report of the audit committee does not constitute soliciting material and will not be deemed filed, incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

EXECUTIVE OFFICERS

The following are biographical summaries of our executive officers and their ages, except for Mr. Knie, whose biography is included under the heading “Proposal 1: Election of Directors” set forth above:

Name	Age as of the Record Date	Position(s)
Robb Knie	56	President, Chief Executive Officer and Chairman
David Briones	49	Chief Financial Officer

David Briones

David Briones has served as Chief Financial Officer of the Company since March 2019 and has over 25 years of public accounting and executive level experience. He consults with various public companies in financial reporting, internal control development and evaluation, budgeting and forecasting. Since October 2010, he has served as the managing member and founder of Brio Financial Group, LLC, a full-service financial consulting firm that brings experienced finance and accounting expertise to both public and private companies. Since 2010, Mr. Briones has served over 75 companies as well as numerous banks, hedge funds, venture capital funds and private equity firms. In addition, from May 2018 until its dissolution in April 2021, Mr. Briones served as Executive Chair of Zovis Pharmaceuticals, and from September 2021 to December 2022, Mr. Briones served as Chief Financial Officer, Treasurer and Secretary and a member of the board of directors of Larkspur Healthcare Acquisition Corp. (Nasdaq: LSPR), a special purpose acquisition corporation that merged with ZyVersa Therapeutics Inc. From August 2013 to January 2020, Mr. Briones served as Chief Financial Officer of Petro River Oil Corp., an independent energy company focused on the exploration and development of conventional oil and gas assets, and from January 2018 to July 2020 (until the company’s initial public offering), Mr. Briones served as interim Chief Financial Officer of AdiTx Therapeutics, Inc. (Nasdaq: ADTX), a pre-clinical stage, life sciences company with a mission to prolong life and enhance life quality of transplanted patients. Prior to founding Brio Financial Group, LLC, Mr. Briones was an auditor with Bartolomei Pucciarelli, LLC in Lawrenceville, New Jersey and PricewaterhouseCoopers LLP in New York, New York. Since May 2020, Mr. Briones has served as a member of the board of directors of Unique Logistics International Inc (OTC Pink: UNQL). Mr. Briones received a Bachelor of Science degree in accounting from Fairfield University.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation paid or accrued during the fiscal year ended December 31, 2024 and 2023 to our principal executive officer (the “named executive officer”):

●	Robb Knie, Chief Executive Officer and President.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Nonqualified deferred compensation earnings ($)	All Other Compensation ($)(3)	Total ($)
Robb Knie	2024	450,000	200,000	-	449,685	-	-	127,107	1,226,792
Chief Executive Officer and President	2023	450,000	200,000	-	81,120	-	-	115,222	846,342

(1)	Represents payments of discretionary bonuses for performance during the applicable years as determined by the Board, and as further described below Bonus Arrangements.

(2)	Represents the aggregate grant date fair value of options granted for the fiscal year ended December 31, 2024 and December 31, 2023 as determined in accordance with FASB ASC Topic 718, rather than the amount paid to or realized by Robb Knie. See Note 6, “Stockholders’ Equity” in the notes to the Company’s consolidated financial statements for the fiscal year ended December 31, 2024 and December 31, 2023 included in the 2024 Annual Report for more information regarding the Company’s accounting for share-based compensation plans.

(3)	All other compensation represents the employer matching contributions to Robb Knie’s 401(k) account and the amounts received for his executive health or supplemental health insurance premiums. Mr. Knie received (i) an employer 401(k) contribution in the amount of $20,475 and $19,800 for fiscal years 2024 and 2023, respectively, and (ii) payments for executive health or supplemental medical insurance premiums in the amount of $106,632 and $95,422 for fiscal years 2024 and 2023, respectively.

Employment Agreements

Robb Knie Employment Agreement

On March 28, 2023, we entered into an employment agreement (the “2023 Knie Employment Agreement”) with Robb Knie, pursuant to which Mr. Knie continues to serve as our Chief Executive Officer. The term of the 2023 Knie Employment Agreement will continue for a period of three years from the date of execution and automatically renews for successive one-year periods at the end of each term until either party delivers written notice of their intent not to review at least six months prior to the expiration of the then effective term. Mr. Knie’s base salary is $450,000 per year. Mr. Knie is eligible to receive an annual bonus of up to $350,000 per year at the discretion of the compensation committee of the Company, based upon the achievement of Company and individual performance targets established by the compensation committee. Under the 2023 Knie Employment Agreement, Mr. Knie is also entitled to receive equity-based compensation awards. In addition, the 2023 Knie Employment Agreement contains standard non-competition and non-solicitation provisions. Mr. Knie is also eligible to receive additional equity-based compensation awards as the Company may grant from time to time. The 2023 Knie Employment Agreement further provides for standard expense reimbursement, vacation time and other standard executive benefits.

Pursuant to the 2023 Knie Employment Agreement, in the event Mr. Knie’s employment is terminated without Cause (as defined in the 2023 Knie Employment Agreement), due to a non-renewal by the Company, he voluntarily resigns, or if he resigns for Good Reason (as defined in the 2023 Knie Employment Agreement), Mr. Knie is entitled to (i) a cash payment equal to the sum of (x) 24 months of his base salary at the then current rate (or 36 months if such termination occurs within 12 months of a Change in Control (as defined in the 2023 Knie Employment Agreement)) and (y) annual bonus in effect on his last day of employment; (ii) continuation of health benefits for a period of 24 months (or 36 months if such termination occurs within 12 months of a Change in Control); (iii) a lump sum payment equal to the amount of any annual bonus earned with respect to a prior fiscal year, but unpaid as of the date of termination; (iv) a lump sum payment equal to the amount of annual bonus that was accrued through the date of termination for the year in which employment ends; and (v) subject to Mr. Knie’s compliance with his restrictive covenants, the outstanding and unvested portion of any equity award will accelerate and immediately vest on the date of Mr. Knie’s termination.

In the event that Mr. Knie’s employment is terminated due to his death or disability, he will be entitled to receive (i) a lump sum payment equal to the amount of any annual bonus earned with respect to a prior fiscal year, but unpaid as of the date of termination; (ii) a lump sum payment equal to the amount of annual bonus that was accrued for the year in which employment ends; and (iii) the treatment of any equity awards in accordance with their respective equity award agreements.

In the event that Mr. Knie’s employment is terminated due to his non-renewal or resignation without Good Reason, he will be entitled to receive a lump sum payment equal to the amount of any annual bonus earned with respect to a prior fiscal year, but unpaid as of the date of termination.

Equity Grant Practices

2018 Equity Incentive Plan

On May 4, 2018, the Company’s Board adopted the Hoth Therapeutics, Inc. 2018 Omnibus Equity Incentive Plan (the “2018 Plan”). The 2018 Plan became effective on May 4, 2018 upon approval of the 2018 Plan by the Company’s shareholders at the Company’s annual meeting of shareholders. Pursuant to the 2018 Plan, the Company can grant stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock units, annual or long-term performance awards or other stock-based awards. As of December 31, 2024, the outstanding option awards under the 2018 Plan total 77,362 as described in the table under “Outstanding Equity Awards at December 31, 2024” below.

2022 Equity Incentive Plan

On March 24, 2022, the Company’s Board of Directors adopted the Hoth Therapeutics, Inc. 2022 Omnibus Equity Incentive Plan initially reserving 96,000 shares of the Company’s common stock for issuance thereunder. Such plan became effective on June 23, 2022 upon approval of the plan by the Company’s shareholders at the Company’s annual meeting of shareholders. On June 2, 2023, the Company’s Board of Directors approved the Hoth Therapeutics, Inc. Amended and Restated 2022 Omnibus Equity Incentive Plan which was approved by stockholders on August 18, 2023. Pursuant to the 2022 Plan, the Company can grant stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock units, annual or long-term performance awards or other stock-based awards. As of December 31, 2024, the outstanding option awards under the 2022 Plan totaled 1,013,000 as described in the table under “Outstanding Equity Awards at December 31, 2024” below.

Bonus Arrangements

Pursuant to the terms of the executive employment agreements described above, the Company, through the Board, has the discretion to determine the amounts of the annual incentive bonus payments which executives may receive. Based on the review of the Company’s performance for calendar year 2024, the Board, in its sole discretion, determined to pay the bonus to the named executive officer listed in the summary compensation table above.

401(k) Plan

The Company maintains a defined contribution employee retirement plan, or 401(k) plan, for its employees. The 401(k) plan is intended to qualify as a tax-qualified plan under Section 401(k) of the Code so that contributions to the 401(k) plan, and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan. The Company will match a participant’s contribution 100% up to 6% of their compensation, subject to statutory limits.

Perquisites

Perquisites are not a material component of compensation. In general, named executive officers do not receive reimbursements for meals, airlines, and travel costs, other than those costs allowed for all employees. During 2024, our named executive officer did not receive an allowance from the Company or any of the above or a reimbursement for any expense incurred for non-business purposes.

Outstanding Equity Awards at December 31, 2024

The following table provides information regarding option awards held by our named executive officer that were outstanding as of December 31, 2024. There were no stock awards or other equity awards outstanding as of December 31, 2024.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Robb Knie	10,000	(1)	-	$131.50	12/24/2029
	3,201	(1)	-	$76.25	7/21/2030
	9,000	(1)	-	$52.75	1/29/2031
	20,000	(1)	-	$14.75	3/16/2032
	40,000	(1)	-	$2.59	7/17/2033
	225,000	(1)	-	$1.36	1/5/2034
	325,000	(1)	-	$0.7548	8/19/2034

(1)	Stock options granted to Robb Knie vested in full immediately upon grant.

Pay Versus Performance Disclosure

In accordance with the SEC’s disclosure requirements regarding pay versus performance (“PVP”), this section presents the SEC-defined “Compensation Actually Paid,” (“CAP”) of our NEO for each of the fiscal years ended December 31, 2024 and 2023, and our financial performance. Also required by the SEC, this section compares CAP to various measures used to gauge performance at HOTH for each such fiscal year.

Pay versus Performance Table — Compensation Definitions

Salary, Bonus, Stock Awards, and All Other Compensation are each calculated in the same manner for purposes of both CAP and Summary Compensation Table (“SCT”) values. The primary difference between the calculation of CAP and SCT total compensation is the calculation of the value of “Stock Awards,” with the table below describing the differences in how these awards are valued for purposes of SCT total and CAP:

	SCT Total	CAP
Stock Awards	Grant date fair value of stock and option awards granted during the year	Year over year change in the fair value of stock and option awards that are unvested as of the end of the year, or vested or were forfeited during the year

Pay Versus Performance Table

Year(1)	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs(2)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return	Net Loss
(a)	(b)	(c)	(d)	(e)	(f)	(h)
2024	$1,226,792	$1,226,792	$-	$-	$1.26	$(7,786,842)
2023	$846,342	$846,342	$-	$-	$2.43	$(7,845,390)
2022	$1,060,370	$1,060,370	$-	$-	$13.16	$(11,371,953)

(1)	The PEO (CEO) in the 2024 and 2023 reporting year is Robb Knie.

(2)	The CAP was calculated beginning with the PEO’s SCT total. No amounts were deducted from or added to the applicable SCT total compensation. Since all equity awards were fully vested prior to 2022, no reconciliation with respect to equity awards for summary compensation numbers was required.

Company Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

The Compensation Committee last granted a stock option in January 2025. The Company does not grant stock options or similar awards to Section 16 Insiders, most SVPs, and other Vice Presidents and above who directly report to the CEO in anticipation of the release of material nonpublic information that is likely to result in changes to the price of the Company’s stock, such as a significant positive or negative earnings announcement, or time the public release of such information based on stock option grant dates. In addition, the Company does not grant stock options or similar awards during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Current Report on Form 8-K that discloses material nonpublic information. These restrictions do not apply to RSUs or other types of equity awards that do not include an exercise price related to the market price of the Company’s stock on the date of grant.

The Company’s executive officers would not be permitted to choose the grant date for any stock option grants.

During fiscal 2024, the Company’s named executive officer was awarded stock options. The Company did not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following includes a summary of transactions during our fiscal years ended December 31, 2024 and December 31, 2023 to which we have been a party, including transactions in which the amount involved in the transaction exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described elsewhere in this proxy statement. We are not otherwise a party to a current related party transaction, and no transaction is currently proposed, in which the amount of the transaction exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years and in which a related person had or will have a direct or indirect material interest.

On September 13, 2023, we entered into a securities purchase agreement with certain investors, including Armistice Capital Master Fund Ltd. (“Armistice”) pursuant to which Armistice (i) acquired (A) 384,500 shares of our common stock and (B) pre-funded warrants to purchase up to 165,500 shares of our common stock in a public offering and (ii) warrants to purchase up to 550,000 shares of our common stock in a concurrent private placement for aggregate gross proceeds to us from Armistice of $1,446,500, exclusive of placement agent commission and fees and other offering expenses. The closing of the offering occurred on September 15, 2023 pursuant to which we received gross proceeds of $2.89 million in the aggregate, prior to deducting placement agent’s fees and other offering expenses payable by us. Each pre-funded warrant is exercisable until exercised in full at an exercise price of $0.001 per share and may be exercised on a cashless basis. Each warrant is exercisable for a period of five years from the issuance date at an exercise price of $2.505 per share, subject to adjustment, and can, under certain circumstances, be exercised on a cashless basis.

On December 29, 2022, we entered into a securities purchase agreement with Armistice pursuant to which we agreed to sell an aggregate of (i) 140,000 shares (the “Shares”) of common stock, (ii) pre-funded warrants to purchase up to 1,860,000 shares (the “Pre-Funded Warrant Shares”) of common stock and (iii) warrants (the “January 2023 Warrants”) to purchase up to 2,500,000 shares (the “Warrant Shares” and together with the Shares and the Pre-Funded Warrant Shares, the “Registrable Securities”) of common stock at a purchase price of $5.00 per share and accompanying warrant (less $0.001 for each pre-funded warrant and accompanying warrant) in a private placement for aggregate gross proceeds of approximately $10 million, exclusive of placement agent commission and fees and other offering expenses. The closing of the offering occurred on January 3, 2023. Each common stock warrant was exercisable for a period of five and one-half years from the issuance date at an exercise price of $5.00 per share, subject to adjustment, and could, under certain circumstances, be exercised on a cashless basis. Each pre-funded warrant is exercisable until exercised in full at an exercise price of $0.001 per share and may be exercised on a cashless basis. In connection with the offering, we also entered into a registration rights agreement (the “Registration Rights Agreement”) with Armistice pursuant to which we filed a Registration Statement on Form S-3 covering the Registrable Securities on January 13, 2023, which registration statement was declared effective by the SEC on January 25, 2023. On March 27, 2024, we entered into an inducement offer agreement with Armistice to immediately exercise, for cash, all of the January 2023 Warrants at a reduced exercise price of $1.6775 per share for gross proceeds to us of approximately $4.2 million before deducting placement agent fees and other offering expenses payable by us.  In accordance with the terms of an inducement offer agreement dated as of March 27, 2024 between us and Armistice, we shall only issue such number of shares of common stock issuable upon exercise of the January 2023 Warrants to Armistice that would not cause Armistice to exceed the maximum number of shares of common stock permitted thereunder, as directed by Armistice, with the balance of the shares of common stock issuable upon exercise of such warrants to be held in abeyance until notice from Armistice that the balance (or portion thereof) may be issued in compliance the limitations set forth in the inducement offer agreement, which abeyance was evidenced through the January 2023 Warrants which shall be deemed prepaid thereafter (including the cash payment in full of the exercise price), and exercised pursuant to a Notice of Exercise in the January 2023 Warrants (provided no additional exercise price shall be due and payable). As such, on April 1, 2024, we issued 485,000 shares of common stock to Armistice upon exercise of the January 2023 Warrants and 2,015,000 shares of common stock are held in abeyance for future issuance. As an inducement to exercise the January 2023 Warrants, we agreed to issue new unregistered warrants (the “New Warrants”) to purchase up to 3,750,000 shares of our common stock at an exercise price of $1.50 per share to Armistice. As of January 7, 2025, all of the New Warrants have been exercised.

Related Person Transaction Policy

We have adopted a formal policy regarding approval of transactions with related parties. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds the lesser of $120,000 or 1% of our total assets at the end of our last completed fiscal year. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our audit committee, or, if audit committee approval would be inappropriate, to another independent body of our Board of Directors, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant shareholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our Code of Business Conduct and Ethics, our employees and directors will have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, our audit committee, or other independent body of our Board, will take into account the relevant available facts and circumstances including, but not limited to:

●	the risks, costs and benefits to us;

●	the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

●	the availability of other sources for comparable services or products; and

●	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our audit committee, or other independent body of our Board, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our shareholders, as our audit committee, or other independent body of our Board of Directors, determines in the good faith exercise of its discretion.

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed Withum as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 and our Board has directed that management submit the appointment of Withum as the Company’s independent registered public accounting firm for ratification by the shareholders at the 2025 Annual Meeting. Representatives of Withum are expected to be virtually present at the 2025 Annual Meeting, will have an opportunity to make a statement if they so desire, and be available to respond to appropriate questions. Withum was appointed to serve as our independent registered public accounting firm in February 2018.

Shareholder ratification of the appointment of Withum as the Company’s independent registered public accounting firm is not required law. However, our Board is submitting the audit committee’s appointment of Withum to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the appointment, the audit committee will reconsider whether to retain that firm. Even if the appointment is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of the Company and its shareholders.

Independent Registered Public Accountant’s Fee

The following table sets forth the aggregate fees billed by Withum as described below:

	2024	2023
Audit Fees	$209,029	$193,758
Audit Related Fees	-	-
Tax Fees	-	9,800
All Other Fees	-	-
Total	$209,029	$203,558

Audit Fees: Audit fees consist of fees billed for professional services performed by Withum for the audit of our annual consolidated financial statements, the review of interim consolidated financial statements, and related services that are normally provided in connection with registration statements. There were $209,029 and $193,758 of such fees incurred by the Company during the fiscal years ended December 31, 2024 and 2023, respectively.

Audit Related Fees: Audit related fees consist of fees billed by an independent registered public accounting firm for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements. There were no such fees incurred by the Company during the fiscal years ended December 31, 2024 and 2023.

Tax Fees: Tax fees consist of fees for professional services, including tax compliance, performed by Withum. There were $0 and $9,800 of such fees incurred by the Company during the fiscal years ended December 31, 2024 and 2023, respectively.

All Other Fees: There were no such fees incurred by the Company during the fiscal years ended December 31, 2024 and 2023.

Pre-Approval Policies and Procedures

In accordance with Sarbanes-Oxley, our audit committee charter requires the audit committee to pre-approve all audit and permitted non-audit services provided by our independent registered public accounting firm, including the review and approval in advance of our independent registered public accounting firm’s annual engagement letter and the proposed fees contained therein. The audit committee has the ability to delegate the authority to pre-approve non-audit services to one or more designated members of the audit committee. If such authority is delegated, such delegated members of the audit committee must report to the full audit committee at the next audit committee meeting all items pre-approved by such delegated members. In the fiscal years ended December 31, 2024 and 2023, all of the services performed by our independent registered public accounting firm were pre-approved by the audit committee.

Recommendation of our Board

Our Board recommends a vote “FOR” the ratification of the appointment of Withum as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

PROPOSAL 3

AMENDMENT TO THE HOTH THERAPEUTICS, INC. AMENDED AND RESTATED 2022 OMNIBUS

EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK

RESERVED FOR ISSUANCE THEREUNDER

Introduction

On March 24, 2022, the Company’s Board of Directors adopted the Hoth Therapeutics, Inc. 2022 Omnibus Equity Incentive Plan, initially reserving 96,000 shares of the Company’s common stock for issuance thereunder. The Hoth Therapeutics, Inc. 2022 Omnibus Equity Incentive Plan became effective on June 23, 2022 upon approval of such plan by the Company’s shareholders. On June 2, 2023, the Company’s Board of Directors adopted the Hoth Therapeutics, Inc. Amended and Restated 2022 Omnibus Equity Incentive Plan, which was approved by shareholders on August 18, 2023 and (i) increased the number of shares of common stock that may be issued under such plan by 495,317 shares and (ii) included clawback provisions to comply with recent developments of applicable law. On May 15, 2024, our Compensation Committee recommended and our Board approved an amendment to our 2022 Plan to increase the number of shares of common stock reserved for issuance thereunder from 591,317 shares to 1,091,317 shares, which was approved by our shareholders on August 7, 2024.

On May 9, 2025, our Compensation Committee recommended and our Board approved an amendment to our 2022 Plan to increase the number of shares of common stock reserved for issuance thereunder from 1,091,317 shares to 3,091,317 shares, an increase of 2,000,000 shares.

We currently maintain the 2018 Plan and will continue to issue awards under the 2018 Plan. All awards issued under the 2018 Plan will continue to be governed by the terms, conditions and procedures set forth in the 2018 Plan and any applicable award agreement.

We are seeking shareholder approval to amend our 2022 Plan to increase the number of shares of common stock available for issuance to 3,091,317 shares so that the Company can continue to provide equity-based compensation as approved by our Compensation Committee.

The full text of the Plan Amendment is set forth in Appendix A to this proxy statement.

The following table sets forth, as of the Record Date, the approximate number of each class of participants eligible to participate in the 2022 Plan and the basis of such participation.

Class and Basis of Participation	Approximate Number of Class
Employees	3
Directors(1)	5
Independent Contractors	16

(1)	One of the five directors is an employee of the Company.

Reasons for the Plan Amendment

As of the Record Date, 1,091,317 shares of common stock were reserved for issuance under the 2022 Plan of which 1,317 shares of common stock remain available for issuance. We are seeking shareholder approval to amend our 2022 Plan to increase the number of shares of common stock issuable thereunder to 3,091,317 shares. As noted above, if our shareholders do not approve the Plan Amendment, we anticipate that there will not be sufficient shares available under our 2022 Plan for continued equity awards to our employees, non-employee directors and independent contractors over the next year. This would result in the loss of an important compensation tool aligned with shareholder interests to attract, motivate and retain highly qualified talent.

We recognize the dilutive impact of our equity compensation program on our shareholders and continuously strive to balance this concern with the competition for talent in the competitive business environment and talent market, as well as the current market conditions, in which we operate. In determining the appropriate number of shares to request and add to the pool of shares available for issuance pursuant to the Plan Amendment, our Board and compensation committee worked with management to evaluate a number of factors, and carefully considered (i) the potential dilutive impact on shareholders, (ii) our historical run rate and overhang, (iii) the current number of shares remaining available for issuance, (iv) the realities of equity awards being a key component of designing competitive compensation packages necessary for attracting and retaining key talent in a competitive marketplace, (v) our strategic growth plans, and (vi) the interests of our shareholders.

We anticipate the additional shares requested under the Plan Amendment, plus the remaining shares that are available for issuance under the 2022 Plan, to be sufficient for a period of two years.

Our 2022 Plan is designed to attract and retain non-employee directors and employees and reward them for making contributions to the success of the Company and its subsidiaries. These objectives are to be accomplished by making awards under 2022 Plan and thereby providing participants with a proprietary interest in the growth and performance of the Company and aligning a portion of their compensation with the interests of our shareholders. Shareholder approval of this proposal will enable us to continue to grant equity awards to our employees and non-employee directors at such levels determined by our compensation committee and Board to be necessary to attract, retain and motivate the individuals who will be critical to our success in achieving our business objectives and thereby creating greater value for our shareholders.

Dilution, Stock Available and Historical Stock Usage

Dilution. Subject to shareholder approval of the Plan Amendment, the number of shares of common stock that will be reserved for issuance pursuant to awards granted under the 2022 Plan shall be 3,091,317 shares, which represents approximately 16.98% of the Company’s issued and outstanding shares of the Company’s common stock on a fully diluted basis as of the Record Date. The Board believes that this number of shares of common stock constitutes reasonable potential equity dilution and provides a significant incentive for employees and service providers to increase the value of the Company for all shareholders. The closing trading price of each share of Company common stock as of the Record Date was $1.30.

As of the Record Date, we had: (i) 13,208,915 shares of common stock outstanding; (ii) 1,260,362 stock options outstanding (vested and unvested), with a weighted average exercise price of $4.34 per share; and (iii) 1,740,752 warrants to purchase common stock outstanding, with a weighted average exercise price of $4.52 per share. The additional shares of Company’s common stock available under the 2022 Plan would represent an additional potential equity dilution of approximately 15.14%.

Shares Available; Certain Limitations. The maximum number of shares of common stock reserved and available for issuance under the 2022 Plan will be 3,091,317 shares; provided that shares of common stock issued under the 2022 Plan with respect to an Exempt Award (as defined herein) will not count against the share limit. We use the term “Exempt Award” to mean (i) an award granted in the assumption of, or in substitution for, outstanding awards previously granted by another business entity acquired by us or any of our subsidiaries or with which we or any of our subsidiaries merges, (ii) an award that a participant purchases at fair market value or (iii) an award granted as an inducement award pursuant to Nasdaq Listing Rule 5635(c).

Subject to shareholder approval of the Plan Amendment, no more than 3,091,317 shares of the Company’s common stock shall be issued pursuant to the exercise of incentive stock options.

New shares reserved for issuance under the 2022 Plan may be authorized but unissued shares of the Company’s common stock or shares of the Company’s common stock that will have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any shares of the Company’s common stock subject to an award are forfeited, cancelled, exchanged or surrendered or if an award terminates or expires without a distribution of shares to the participant, the shares of the Company’s common stock with respect to such award will, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for awards under the 2022 Plan except that (i) any shares of the Company’s common stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of options, and (ii) any shares of the Company’s common stock surrendered or withheld as payment of either the exercise price of an award and/or withholding taxes in respect of an award will not again be available for awards under the 2022 Plan. If an award is denominated in shares of the Company’s common stock, but settled in cash, the number of shares of common stock previously subject to the award will again be available for grants under the 2022 Plan. If an award can only be settled in cash, it will not be counted against the total number of shares of common stock available for grant under the 2022 Plan. However, upon the exercise of any award granted in tandem with any other awards, such related awards will be cancelled as to the number of shares as to which the award is exercised and such number of shares of the Company’s common stock will no longer be available for grant under the 2022 Plan.

As exhibited by our responsible use of equity over the past several years and good corporate governance practices associated with equity and executive compensation practices in general, we believe the stock reserved under the 2022 Plan, as amended pursuant to the Plan Amendment, will provide us with the platform needed for our continued growth, while managing program costs and share utilization levels within acceptable industry standards.

Share Usage. In determining the requested number of shares of the Company’s common stock reserved for issuance under the 2022 Plan pursuant to the Plan Amendment, we evaluated the dilution and historic share usage, burn rate and the existing terms of outstanding awards under the 2022 Plan and 2018 Plan. The annual share usage under our equity plans for the last three fiscal years was as follows:

		Fiscal Year 2024	Fiscal Year 2023	Fiscal Year 2022	Average
A	Total Shares Granted During Fiscal Year (1)	923,000	90,000	51,800	354,933
B	Basic Weighted Average Common Stock Outstanding	6,375,161	3,409,190	1,197,521	3,660,624
C	Burn Rate (A/B)	14.48%	2.64%	4.33%	9.70%

(1)	Includes the number of options and full value awards (restricted shares of common stock) granted for such year.

Description of the Plan Amendment

The full text of the Plan Amendment is set forth in Appendix A to this proxy statement. The full text of our 2022 Plan (prior to the amendment described in this Proposal 3) is set forth in in Appendix A of our definitive proxy statement for our 2023 annual meeting of shareholders filed with the SEC on June 27, 2023, as amended by Amendment No. 1 to the 2022 Plan filed as Exhibit 10.2 to our Registration Statement on Form S-8 filed with the SEC on August 16, 2024, and is incorporated herein by reference.

The following is a summary of the material features of the 2022 Plan. This summary does not purport to be complete and is qualified in its entirety by the full text of the 2022 Plan.

Types of Awards. The 2022 Plan provides for the issuance of incentive stock options, non-statutory stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), and other stock-based awards. Items described above in the Section called “Shares Available; Certain Limitations” are incorporated herein by reference.

Administration. The 2022 Plan is administered by our compensation committee. If our compensation committee ceases to administer the 2022 Plan, a committee or subcommittee of our Board of Directors that complies with the applicable requirements of Section 16 of the Exchange Act and any other applicable legal or stock exchange listing requirements (each of our Board of Directors or such committee or subcommittee, the “plan administrator”) shall do so. The plan administrator, subject, in the case of any committee, to any restrictions on the authority delegated to it by the Board, may interpret the 2022 Plan and may prescribe, amend and rescind rules and make all other determinations necessary or desirable for the administration of the 2022 Plan.

The 2022 Plan permits the plan administrator to select the eligible recipients who will receive awards, to determine the terms and conditions of those awards, including, but not limited to, the exercise price or other purchase price of an award, the number of shares of common stock or cash or other property subject to an award, the term of an award and the vesting schedule applicable to an award, and to amend the terms and conditions of outstanding awards.

Restricted Stock and Restricted Stock Units. Restricted stock and RSUs may be granted under the 2022 Plan. The plan administrator will determine the purchase price, vesting schedule and performance goals, if any, and any other conditions that apply to a grant of restricted stock and RSUs. If the restrictions, performance goals or other conditions determined by the plan administrator are not satisfied, the restricted stock and RSUs will be forfeited. Subject to the provisions of the 2022 Plan and the applicable award agreement, the plan administrator has the sole discretion to provide for the lapse of restrictions in installments.

Unless the applicable award agreement provides otherwise, participants with restricted stock will generally have all of the rights of a shareholder; provided that dividends will only be paid if and when the underlying restricted stock vests. RSUs will not be entitled to dividends prior to vesting, but may be entitled to receive dividend equivalents if the award agreement provides for them. The rights of participants granted restricted stock or RSUs upon the termination of employment or service to us will be set forth in the award agreement.

Options. Incentive stock options and non-statutory stock options may be granted under the 2022 Plan. An “incentive stock option” means an option intended to qualify for tax treatment applicable to incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (“Code”). A “non-statutory stock option” is an option that is not subject to statutory requirements and limitations required for certain tax advantages that are allowed under specific provisions of the Code. A non-statutory stock option under the 2022 Plan is referred to for federal income tax purposes as a “non-qualified” stock option. Each option granted under the 2022 Plan will be designated as a non-qualified stock option or an incentive stock option. At the discretion of the plan administrator, incentive stock options may be granted only to our employees, employees of our “parent corporation” (as such term is defined in Section 424(e) of the Code) or employees of our subsidiaries.

The exercise period of an option may not exceed ten years from the date of grant and the exercise price may not be less than 100% of the fair market value of a share of common stock on the date the option is granted (110% of fair market value in the case of incentive stock options granted to 10% shareholders). The exercise price for shares of common stock subject to an option may be paid in cash, or as determined by the plan administrator in its sole discretion, (i) through any cashless exercise procedure approved by the plan administrator (including the withholding of shares of common stock otherwise issuable upon exercise), (ii) by tendering unrestricted shares of common stock owned by the participant, (iii) with any other form of consideration approved by the plan administrator and permitted by applicable law or (iv) by any combination of these methods. The option holder will have no rights to dividends or distributions or other rights of a shareholder with respect to the shares of common stock subject to an option until the option holder has given written notice of exercise and paid the exercise price and applicable withholding taxes.

In the event of a participant’s termination of employment or service, the participant may exercise his or her option (to the extent vested as of such date of termination) for such period of time as specified in his or her option agreement.

Stock Appreciation Rights.

SARs may be granted either alone (a “Free-Standing Right”) or in conjunction with all or part of any option granted under the 2022 Plan (a “Related Right”). A Free-Standing Right will entitle its holder to receive, at the time of exercise, an amount per share up to the excess of the fair market value (at the date of exercise) of a share of common stock over the base price of the Free-Standing Right (which shall be no less than 100% of the fair market value of the related shares of common stock on the date of grant) multiplied by the number of shares in respect of which the SAR is being exercised. A Related Right will entitle its holder to receive, at the time of exercise of the SAR and surrender of the applicable portion of the related option, an amount per share up to the excess of the fair market value (at the date of exercise) of a share of common stock over the exercise price of the related option multiplied by the number of shares in respect of which the SAR is being exercised. The exercise period of a Free-Standing Right may not exceed ten years from the date of grant. The exercise period of a Related Right will also expire upon the expiration of its related option.

The holder of a SAR will have no rights to dividends or any other rights of a shareholder with respect to the shares of the Company’s common stock subject to the SAR until the holder has given written notice of exercise and paid the exercise price and applicable withholding taxes.

In the event of a participant’s termination of employment or service, the holder of a SAR may exercise his or her SAR (to the extent vested as of such date of termination) for such period of time as specified in his or her SAR agreement.

Other Stock-Based Awards. The plan administrator may grant other stock-based awards under the 2022 Plan, valued in whole or in part by reference to, or otherwise based on, shares of common stock. The plan administrator will determine the terms and conditions of these awards, including the number of shares of common stock to be granted pursuant to each award, the manner in which the award will be settled, and the conditions to the vesting and payment of the award (including the achievement of performance goals). The rights of participants granted other stock-based awards upon the termination of employment or service to us will be set forth in the applicable award agreement. In the event that a bonus is granted in the form of shares of common stock, the shares of common stock constituting such bonus shall, as determined by the plan administrator, be evidenced in uncertificated form or by a book entry record or a certificate issued in the name of the participant to whom such grant was made and delivered to such participant as soon as practicable after the date on which such bonus is payable. Any dividend or dividend equivalent award issued under the 2022 Plan shall be subject to the same restrictions, conditions and risks of forfeiture as apply to the underlying award.

Equitable Adjustment and Treatment of Outstanding Awards Upon Change in Capitalization or a Change in Control

Change in Capitalization. In the event of a merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase, reorganization, special or extraordinary dividend or other extraordinary distribution (whether in the form of common shares, cash or other property), combination, exchange of shares, or other change in corporate structure affecting our common stock, an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number and kind of securities reserved for issuance under the 2022 Plan, (ii) the kind and number of securities subject to, and the exercise price of, any outstanding options and SARs granted under the 2022 Plan, (iii) the kind, number and purchase price of shares of common stock, or the amount of cash or amount or type of property, subject to outstanding restricted stock, RSUs and other stock-based awards granted under the 2022 Plan and (iv) the terms and conditions of any outstanding awards (including any applicable performance targets). Equitable substitutions or adjustments other than those listed above may also be made as determined by the plan administrator. In addition, the plan administrator may terminate all outstanding awards for the payment of cash or in-kind consideration having an aggregate fair market value equal to the excess of the fair market value of the shares of common stock, cash or other property covered by such awards over the aggregate exercise price, if any, of such awards, but if the exercise price of any outstanding award is equal to or greater than the fair market value of the shares of common stock, cash or other property covered by such award, the plan administrator may cancel the award without the payment of any consideration to the participant. With respect to awards subject to foreign laws, adjustments will be made in compliance with applicable requirements. Except to the extent determined by the plan administrator, adjustments to incentive stock options will be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code.

Change in Control. The 2022 Plan provides that, unless otherwise determined by the plan administrator and evidenced in an award agreement, if a “change in control” (as defined below) occurs and a participant is employed by, or otherwise providing services to the Company or any of its affiliates immediately prior to the consummation of the change in control, then the plan administrator, in its sole and absolute discretion, may (i) provide that any unvested or unexercisable portion of an award carrying a right to exercise will become fully vested and exercisable; and (ii) cause the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to any award granted under the 2022 Plan to lapse, and the awards will be deemed fully vested and any performance conditions imposed with respect to such awards will be deemed to be fully achieved at target performance levels. The plan administrator shall have discretion in connection with such change in control to provide that all outstanding and unexercised options and SARs shall expire upon the consummation of such change in control.

For purposes of the 2022 Plan, a “change in control” means, in summary, the occurrence of any of the following events: (i) a person or entity becomes the beneficial owner of more than 50% of our voting power; (ii) an unapproved change in the majority membership of our Board; (iii) a merger or consolidation of us or any of our subsidiaries, other than (A) a merger or consolidation that results in our voting securities continuing to represent 50% or more of the combined voting power of the surviving entity or its parent and our Board immediately prior to the merger or consolidation continuing to represent at least a majority of the Board of the surviving entity or its parent or (B) a merger or consolidation effected to implement a recapitalization in which no person is or becomes the beneficial owner of our voting securities representing more than 50% of our combined voting power; or (iv) shareholder approval of a plan of our complete liquidation or dissolution or the consummation of an agreement for the sale or disposition of substantially all of our assets, other than (A) a sale or disposition to an entity, more than 50% of the combined voting power of which is owned by our shareholders in substantially the same proportions as their ownership of us immediately prior to such sale or (B) a sale or disposition to an entity controlled by our Board. However, a change in control will not be deemed to have occurred as a result of any transaction or series of integrated transactions following which our shareholders, immediately prior thereto, hold immediately afterward the same proportionate equity interests in the entity that owns all or substantially all of our assets.

Tax Withholding

Each participant will be required to make arrangements satisfactory to the plan administrator regarding payment of up to the maximum statutory tax rates in the participant’s applicable jurisdiction with respect to any award granted under the 2022 Plan, as determined by us. We have the right, to the extent permitted by applicable law, to deduct any such taxes from any payment of any kind otherwise due to the participant. With the approval of the plan administrator, the participant may satisfy the foregoing requirement by either electing to have us withhold from delivery of shares of common stock, cash or other property, as applicable, or by delivering already owned unrestricted shares of common stock, in each case, having a value not exceeding the applicable taxes to be withheld and applied to the tax obligations. We may also use any other method of obtaining the necessary payment or proceeds, as permitted by applicable law, to satisfy our withholding obligation with respect to any award.

Amendment and Termination of the 2022 Plan

The 2022 Plan provides our Board with authority to amend, alter or terminate the 2022 Plan, but no such action may impair the rights of any participant with respect to outstanding awards without the participant’s consent. The plan administrator may amend an award, prospectively or retroactively, but no such amendment may materially impair the rights of any participant without the participant’s consent. Shareholder approval of any such action will be obtained if required to comply with applicable law. The 2022 Plan will terminate on the tenth anniversary of the Effective Date (as defined in the 2022 Plan) (although awards granted before that time will remain outstanding in accordance with their terms).

Clawback

If the Company is required to prepare a financial restatement due to the Company’s material non-compliance with any financial reporting requirement under the securities law, then the plan administrator may require any Section 10D-1(d) of the Exchange Act “executive officer” to repay or forfeit to us that part of the cash or equity incentive compensation received by that Section 10D-1(d) executive officer during the preceding three completed fiscal years that the plan administrator determines was in excess of the amount that such Section 10D-1(d) executive officer would have received had such cash or equity incentive compensation been calculated based on the restated amounts reported in the restated financial statement. The plan administrator may take into account any factors it deems reasonable in determining whether to seek recoupment of previously paid cash or equity incentive compensation and how much of such compensation to recoup from each Section 10D-1(d) executive officer (which shall be made irrespective of any fault, misconduct or responsibility of each Section 10D-1(d) executive officer). The amount and form of the incentive compensation to be recouped shall be determined by the plan administrator in its sole and absolute discretion, and calculated on a pre-tax basis.

U.S. Federal Income Tax Consequences

The following is a summary of certain United States federal income tax consequences of awards under the 2022 Plan. It does not purport to be a complete description of all applicable rules, and those rules (including those summarized here) are subject to change.

Non-Qualified Stock Options

A participant who has been granted a non-qualified stock option will not recognize taxable income upon the grant of a non-qualified stock option. Rather, at the time of exercise of such non-qualified stock option, the participant will recognize ordinary income for income tax purposes in an amount equal to the excess of the fair market value of the shares of common stock purchased over the exercise price. We generally will be entitled to a tax deduction at such time and in the same amount that the participant recognizes ordinary income. If shares of common stock acquired upon exercise of a non-qualified stock option are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of such exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares were held by the participant.

Incentive Stock Options

In general, no taxable income is realized by a participant upon the grant of an incentive stock option (“ISO”). If shares of common stock are purchased by a participant, or option shares, pursuant to the exercise of an ISO granted under the 2022 Plan and the participant does not dispose of the option shares within the two-year period after the date of grant or within one year after the receipt of such option shares by the participant (such disposition a “disqualifying disposition”) then, generally (1) the participant will not realize ordinary income upon exercise and (2) upon sale of such option shares, any amount realized in excess of the exercise price paid for the option shares will be taxed to such participant as capital gain (or loss). The amount by which the fair market value of the common stock on the exercise date of an ISO exceeds the purchase price generally will constitute an item which increases the participant’s “alternative minimum taxable income.” If option shares acquired upon the exercise of an ISO are disposed of in a disqualifying disposition, the participant generally would include in ordinary income in the year of disposition an amount equal to the excess of the fair market value of the option shares at the time of exercise (or, if less, the amount realized on the disposition of the option shares), over the exercise price paid for the option shares. Subject to certain exceptions, an option generally will not be treated as an ISO if it is exercised more than three months following termination of employment. If an ISO is exercised at a time when it no longer qualifies as an ISO, such option will be treated as a nonqualified stock option as discussed above. In general, we will receive an income tax deduction at the same time and in the same amount as the participant recognizes ordinary income.

Stock Appreciation Rights

A participant who is granted a SAR generally will not recognize ordinary income upon receipt of the SAR. Rather, at the time of exercise of such SAR, the participant will recognize ordinary income for income tax purposes in an amount equal to the value of any cash received and the fair market value on the date of exercise of any shares of common stock received. We generally will be entitled to a tax deduction at such time and in the same amount, if any, that the participant recognizes as ordinary income. The participant’s tax basis in any shares of common stock received upon exercise of a SAR will be the fair market value of the shares of common stock on the date of exercise, and if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares were held by the participant.

Restricted Stock

A participant generally will not be taxed upon the grant of restricted stock, but rather will recognize ordinary income in an amount equal to the fair market value of the shares of common stock at the earlier of the time the shares become transferable or are no longer subject to a substantial risk of forfeiture (within the meaning of the Code). We generally will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income on account of the lapse of the restrictions. A participant’s tax basis in the shares of common stock will equal their fair market value at the time the restrictions lapse, and the participant’s holding period for capital gains purposes will begin at that time. Any cash dividends paid on the shares of common stock before the restrictions lapse will be taxable to the participant as additional compensation and not as dividend income, unless the individual has made an election under Section 83(b) of the Code. Under Section 83(b) of the Code, a participant may elect to recognize ordinary income at the time the restricted shares are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such stock is subject to restrictions on transfer and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse, the participant will have a tax basis in the shares of common stock equal to their fair market value on the date of their award, and the participant’s holding period for capital gains purposes will begin at that time. We generally will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by such participant.

Restricted Stock Units

In general, the grant of RSUs will not result in income for the participant or in a tax deduction for us. Upon the settlement of such an award in cash or shares of common stock, the participant will recognize ordinary income equal to the aggregate value of the payment received, and we generally will be entitled to a tax deduction at the same time and in the same amount.

Other Awards

With respect to other stock-based awards, generally when the participant receives payment in respect of the award, the amount of cash and/or the fair market value of any shares of common stock or other property received will be ordinary income to the participant, and we generally will be entitled to a tax deduction at the same time and in the same amount.

New Plan Benefits

Future grants under the 2022 Plan will be made at the discretion of the plan administrator and, accordingly, are not yet determinable. In addition, benefits under the 2022 Plan will depend on a number of factors, including the fair market value of our common stock on future dates and the exercise decisions made by participants. Consequently, at this time, it is not possible to determine the future benefits that might be received by participants receiving discretionary grants under the 2022 Plan.

Vote Required

The affirmative vote of a majority of the shares (by voting power) present in person at the Annual Meeting and entitled to vote on this matter or represented by proxy and entitled to vote on this matter is required to approve the Plan Amendment.

Recommendation of our Board

Our Board unanimously recommends a vote “FOR” the Plan Amendment.

PROPOSAL 4

APPROVAL, ON AN ADVISORY BASIS, OF THE FREQUENCY OF AN ADVISORY VOTE ON NAMED

EXECUTIVE OFFICER COMPENSATION (SAY-ON-FREQUENCY)

In addition to providing shareholders with a non-binding advisory vote on the compensation program for our named executive officers (see Proposal 5), and in accordance with the rules of the SEC, we are also providing our shareholders with the opportunity to cast a non-binding advisory vote on how frequently we should seek an advisory vote on the compensation program for our named executive officers. This non-binding advisory vote is commonly referred to as a “say on frequency” vote. Under this proposal, our shareholders may cast a non-binding advisory vote on whether they would prefer to have a vote on the compensation program for our named executive officers every year, every two years, or every three years.

After careful consideration, our Board has determined that a say-on-pay vote on executive compensation once every three years is the best approach for the Company, and therefore our Board recommends that you vote for a three-year interval between the say-on-pay votes.

Our Board recognizes the importance of shareholder input on executive compensation and has determined that a say-on-pay vote every three years will provide our shareholders with adequate input. Our Board believes that a three-year vote cycle gives our Board sufficient time to thoughtfully consider the results of the advisory vote and implement any desired changes to our executive compensation policies and procedures, and will provide investors sufficient time to evaluate the effectiveness of our executive compensation program as it relates to the business outcomes of the Company. Finally, the three year interval will avoid the additional administrative burden on the Company of engaging in annual votes on executive compensation.

As an advisory vote, this proposal is not binding. The Board may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our shareholders.. However, our Board and our compensation committee value the opinions of our shareholders and we will take our shareholders’ preferences into account in making determinations regarding the frequency of the say-on-pay vote.

Vote Required

The voting frequency option that receives the highest number of votes cast by shareholders will be deemed the frequency for the advisory vote on executive compensation that has been selected by shareholders.

Recommendation of our Board

Our Board unanimously recommends a vote for “THREE YEARS” on this Proposal 4.

PROPOSAL 5

APPROVAL, ON AN ADVISORY BASIS, OF THE 2024 COMPENSATION OF OUR NAMED

EXECUTIVE OFFICER (SAY-ON-PAY)

In accordance with the rules of the SEC, we are providing shareholders with a non-binding advisory vote on the compensation program for our named executive officer. This non-binding advisory vote is commonly referred to as a “say on pay” vote. The non-binding advisory vote on the compensation program for our named executive officer, as disclosed in this proxy statement, will be determined by the vote of a majority of the voting power of the shares present or represented at the 2025 Annual Meeting and voting affirmatively or negatively on the proposal.

Shareholders are urged to read the “Executive Compensation” section of this proxy statement, which contains tabular information and narrative discussion about the compensation of our named executive officers. Our executive compensation program is designed to attract, retain and motivate individuals with superior ability, experience and leadership capability to deliver on our annual and long-term business objectives necessary to create shareholder value. Our compensation committee and the Board believe that our executive compensation program fulfills these goals and is reasonable, competitive and aligned with our performance and the performance of our executives. As such, we are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our named executive officer’s compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officer and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask that our shareholders vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation awarded to the Company’s named executive officer, as disclosed in Hoth Therapeutics, Inc.’s proxy statement for the 2025 annual meeting of shareholders, pursuant to the compensation disclosure rules of the SEC, including the compensation tables, and related narrative disclosures that accompany the executive compensation tables included in this proxy statement.”

As an advisory vote, this proposal is not binding. However, our Board of Directors and compensation committee, which is responsible for designing and administering our executive compensation program, value the opinions expressed by shareholders in their vote on this proposal, and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of the Record Date by:

●	each of our named executive officers;

●	each of our directors and director nominees;

●	all of our current directors and executive officers as a group; and

●	each shareholder known by us to own beneficially more than 5% of our common stock.

The percentage ownership information is based on 13,208,915 shares of common stock outstanding as of the Record Date. Information with respect to beneficial ownership has been furnished by each director or director nominee, officer or beneficial owner of more than 5% of our common stock. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules attribute beneficial ownership of securities as of a particular date to persons who hold options or warrants to purchase shares of common stock and that are exercisable within 60 days of such date. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Except as otherwise noted below, the address for each person or entity listed in the table is c/o Hoth Therapeutics, Inc., 1177 Avenue of the Americas, 5th Floor, Suite 5066, New York, NY 10036.

Beneficial Owner	Shares of Common Stock Beneficially Owned		Percentage
Directors and Named Executive Officers:
Robb Knie	790,331	(1)	5.67%
Wayne Linsley	61,154	(2)	*
David Sarnoff	63,420	(3)	*
Jeff Pavell	62,575	(4)	*
Chris Camarra	-		-
All Named Executive Officers and Directors as a Group (5 persons)	977,480		6.92%

*	Represents beneficial ownership of less than 1%.

(1)	Includes options to purchase up to 732,200 shares of the Company’s common stock.

(2)	Includes options to purchase up to 61,020 shares of the Company’s common stock.

(3)	Includes options to purchase up to 62,420 shares of the Company’s common stock.

(4)	Includes options to purchase up to 57,500 shares of the Company’s common stock.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table summarizes information about our equity compensation plans as of December 31, 2024.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,090,362	$4.78	165,989
Equity compensation plans not approved by security holders	-	-	-
Total	1,090,362		165,989

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

The SEC has adopted rules known as “householding” that permit companies and intermediaries (such as brokers) to deliver one set of proxy materials to multiple shareholders residing at the same address. This process enables us to reduce our printing and distribution costs and reduce our environmental impact. Householding is available to both registered shareholders and beneficial owners of shares held in street name.

Registered Shareholders

If you are a registered shareholder and have consented to householding, then we will deliver or mail one Notice or set of our proxy materials, as applicable, for all registered shareholders residing at the same address. Your consent will continue unless you revoke it, which you may do at any time by providing notice to the Company’s Corporate Secretary by telephone at (646) 756-2997 or by mail at 1177 Avenue of the Americas, 5th Floor, Suite 5066, New York, NY 10036. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the 2024 Annual Report, proxy statement, or Notice to a shareholder at a shared address to which a single copy of the documents was delivered.

If you are a registered shareholder who has not consented to householding, then we will continue to deliver or mail Notices or copies of our proxy materials, as applicable, to each registered shareholder residing at the same address. You may elect to participate in householding and receive only one Notice or set of proxy materials, as applicable, for all registered shareholders residing at the same address by providing notice to the Company as described above.

Street Name Holders

Shareholders who hold their shares through a brokerage may elect to participate in householding, or revoke their consent to participate in householding, by contacting their respective brokers.

ANNUAL REPORT

This proxy statement is accompanied by our 2024 Annual Report which includes our audited financial statements. We have filed the 2024 Annual Report with the SEC, and it is available free of charge at the SEC’s website at www.sec.gov and on our website at www.hoththerapeutics.com. In addition, upon written request to the Company’s Corporate Secretary at 1177 Avenue of the Americas, 5th Floor, Suite 5066, New York, NY 10036, we will mail a paper copy of our 2024 Annual Report, including the financial statements and the financial statement schedules, to you free of charge.

OTHER MATTERS

We do not know of any business that will be presented for consideration or action by the shareholders at the 2025 Annual Meeting other than that described in this proxy statement. If, however, any other business is properly brought before the meeting, shares represented by proxies will be voted in accordance with the best judgment of the person named in the proxies or their substitutes. All shareholders are urged to complete, sign and return the proxy card.

Appendix A

AMENDMENT NO. 2

TO

HOTH THERAPEUTICS, INC.

AMENDED AND RESTATED

2022 OMNIBUS EQUITY INCENTIVE PLAN

Hoth Therapeutics, Inc., a Nevada corporation (the “Company”), hereby amends its Amended and Restated 2022 Omnibus Equity Incentive Plan (the “Plan”) as set forth below, which amendments shall be effective as the date set forth below, but if and only if the Company’s shareholders approve such amendment in accordance with applicable law:

Section 4(a) of the Plan shall be amended and restated in its entirety to read:

(a) Subject to Section 5 hereof, the number of shares of Common Stock that are reserved and available for issuance pursuant to Awards granted under the Plan shall be 3,091,317 shares of Common Stock; provided, that, shares of Common Stock issued under the Plan with respect to an Exempt Award shall not count against such share limit.

Section 4(c) of the Plan shall be amended and restated in its entirety to read:

(c) No more than 3,091,317 Shares shall be issued pursuant to the exercise of ISOs.

All capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Plan. Except as specifically provided herein, the Plan shall remain in full force and effect in accordance with all of the terms and conditions thereof except that the Plan is hereby amended in all other respects, if any, necessary to conform with the intent of the amendments set forth in this Amendment No. 2. Upon the effectiveness of this Amendment No. 2, each reference in the Plan to “the Plan,” “hereunder,” “herein,” or words of similar import shall mean and be a reference to the Plan, as amended.

Each provision of this Amendment No. 2 shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Amendment No. 2 that are valid, enforceable and legal.

This Amendment No. 2 shall be governed in accordance with the laws of Nevada.

*****

The Company has caused this Amendment No. 2 to be executed effective as of                   , 2025.

HOTH THERAPEUTICS, INC.

By:
Robb Knie
Chief Executive Officer

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on August 4, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/HOTH2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on August 4, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V76011-P34986 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HOTH THERAPEUTICS, INC.

The Board of Directors recommends you vote FOR Proposals 1, 2, 3 and 5 and 3 YEARS on Proposal 4:

1. Election of Directors to be elected for terms expiring in 2026:

Nominees:	For	Against	Abstain
1a. Robb Knie	☐	☐	☐
1b. David Sarnoff	☐	☐	☐
1c. Wayne Linsley	☐	☐	☐
1d. Jeff Pavell	☐	☐	☐
1e. Chris Camarra	☐	☐	☐
2. Ratification of the appointment of WithumSmith+Brown, PC as the company's independent registered public accounting firm for the fiscal year ending December 31, 2025.	☐	☐	☐

	For	Against	Abstain
3. Approval of an amendment of the Hoth Therapeutics, Inc. Amended and Restated 2022 Omnibus Equity Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder to 3,091,317 shares from 1,091,317 shares.	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
4. Advisory vote on the frequency of advisory votes on named executive officer compensation.	☐	☐	☐	☐

	For	Against	Abstain
5. Approval, on an advisory basis, of the 2024 compensation of the company's named executive officer.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com.

V76012-P34986

HOTH THERAPEUTICS, INC.
Annual Meeting of Shareholders
August 5, 2025
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Robb Knie with power of substitution, as proxy and attorney-in-fact and hereby authorizes him to represent and vote, as provided on the other side, all the shares of Hoth Therapeutics, Inc.'s common stock which the undersigned is entitled to vote and, in his discretion, to vote upon such other business as may properly come before the 2025 Annual Meeting of Shareholders of the company to be held August 5, 2025 or any adjournment thereof, with all powers which the undersigned would possess if present at the meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSALS 2, 3 AND 5, AND FOR A THREE YEAR FREQUENCY WITH RESPECT TO PROPOSAL 4, AND IN THE DISCRETION OF THE PROXY WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on the reverse side